UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2000

Date of Report (Date of earliest event reported)

PORTOLA PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

890 Faulstich Court, San Jose, CA 95112

(Address of principal executive offices, including zip code)

(408) 453-8840

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 29, 2000, Portola Packaging, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Credit Agreement (the “Agreement”) with Heller Financial, Inc., as Agent and a lender under the Agreement. The other lender under the Agreement is Bank of America, N.A. The Agreement provides for a $50 million revolving line of credit, representing a $15 million increase in the $35 million credit facility entered into with Heller Financial on October 5, 1995. Unless terminated earlier, the credit facility under the Agreement will mature on August 31, 2004; the 1995 credit facility, which was terminated in connection with the closing of the transactions pursuant to the Agreement, provided for termination of the facility to occur on September 30, 2000.

      The Company may borrow amounts under the Agreement, subject to and in accordance with the terms of the Agreement (a copy of which is attached as Exhibit 2.1 to this Report on Form 8-K). The loan is secured by all of the assets of the Company located in the United States (with the exception of certain entities which are not wholly-owned subsidiaries of the Company), including all real property, personal property, accounts receivable, inventory and intellectual property of the Company and by all assets of the Company’s wholly-owned subsidiaries located in the United States, Canada and the United Kingdom. These subsidiaries are Portola Allied Tool, Inc., a Delaware corporation headquartered in Michigan Center, Michigan, Portola Packaging Canada Ltd., a Yukon Territory corporation headquartered in Richmond, British Columbia, Portola Packaging Ltd. (Emballages Portola Ltee), a Yukon Territory corporation headquartered in Montreal, Quebec, and Portola Packaging Limited, a corporation organized under the laws of England and Wales that is headquartered in Doncaster, South Yorkshire, England. In addition, the Company pledged all outstanding shares of the capital stock of the above-named subsidiaries of the Company as collateral for the loan. If in the future the Company forms or acquires a corporation that it elects to designate as a “Restricted Subsidiary” under the terms of the Agreement and the Indenture relating to the Company’s $110 million senior notes, then the assets of any such subsidiary will serve as additional collateral for the loan and the capital stock of any such subsidiary will be pledged as collateral for the loan. In connection with closing of the loan transaction, certain stockholders of the Company also entered into negative pledge agreements with respect to equity holdings in the Company representing over 50% in the aggregate of the outstanding voting stock of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements of Business Acquired. Not applicable.

      (b) Pro Forma Financial Information. Not applicable.

      (c) Exhibits

Exhibit Number	Description

2.1	Third Amended and Restated Credit Agreement dated as of September 29, 2000 by and among Portola Packaging, Inc., as Borrower, Heller Financial, Inc. as Agent, and the Other Financial Institutions Party [Thereto], as Lenders.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc. a Delaware corporation

Date: October 12, 2000	By: /s/ Dennis L. Berg

Dennis L. Berg, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Third Amended and Restated Credit Agreement dated as of September 29, 2000 by and among Portola Packaging, Inc., as Borrower, Heller Financial, Inc. as Agent, and the Other Financial Institutions Party [Thereto], as Lenders.

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